EXHIBIT 2

                             JOINT FILING AGREEMENT

        THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 7th day of May, 2004, by and among Carlos Slim Helu, Carlos Slim Domit, Marco Antonio Slim Domit, Patrick Slim Domit, Maria Soumaya Slim Domit, Vanessa Paola Slim Domit, Johanna Monique Slim Domit, Carso Global Telecom, S.A. de C.V. and Telefonos de Mexico, S.A. de C.V.

         Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on any Schedule 13D or 13G relating to its ownership (direct or otherwise) of any securities of Chilesat Corp S.A., a sociedad anonima, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by it pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


Carlos Slim Helu                            By: /s/ Rafael Robles Miaja
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                                                Rafael Robles Miaja
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Carlos Slim Domit                               May 7, 2004


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Marco Antonio Slim Domit


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Patrick Slim Domit


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Maria Soumaya Slim Domit


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Vanessa Paola Slim Domit


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Johanna Monique Slim Domit


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CARSO GLOBAL TELECOM, S.A. DE C.V.


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By:  Eduardo Valdes Acra
Title:  Attorney-in-Fact


TELEFONOS DE MEXICO, S.A. DE C.V.


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By:  Eduardo Valdes Acra
Title:  Attorney-in-Fact